                                                                     EXHIBIT 2.1

                              AMENDMENT NUMBER 1

                                    to the

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


     The Amendment Number 1 to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of December 11, 1997 by and among Demeter Holdings Corporation, WRC Merger Corp., WRV Merger Corp., White River Corporation (the "Company") and White River Ventures, Inc. (collectively, the "Parties") is made among the Parties as of April 6, 1998.

     WHEREAS, the Parties entered into the Merger Agreement; and

     WHEREAS, the Parties wish to amend the Merger Agreement as set forth below;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree to amend the Merger Agreement as follows:

     1.  Amendment to RECITALS.  The paragraph in the RECITALS beginning
         ---------------------
"WHEREAS, prior to the consummation of the Merger," and ending with "as the 'Asset Disposition'" is hereby deleted.
------ -----------

     2.  Amendment to 1.7(a).  Clause (i) of Section 1.7(a) is hereby amended by
         -------------------
deleting the phrase "(excluding any cash and cash equivalents included in the Excluded Assets)".

     3.  Amendment to Section 1.11(a).  Section 1.11 is hereby amended by
         ----------------------------
deleting "$399,850,000" and substituting "$442,000,000" therefor.

     4.  Amendment to Section 1.11(b) and Section 1.11(d).  Clause (i) of
         ------------------------------------------------
Section 1.11(b) is hereby amended to read in its entirety as follows: "the sum of (x) expenditures after September 30, 1997 in connection with the acquisition of other companies, partnerships or other business organizations or divisions thereof (collectively, "Acquired Businesses") or investment assets in excess of
                        -------- ----------
$1,281,000 and (y) to the extent not duplicative of expenditures described in clause (x), cash contributed to Hanover Accessories, Inc. ("Hanover") or Just
                                                            -------
Kiddie Rides, Inc. ("JKR") or their respective Subsidiaries after September 30,
                     ---
1997 without the written consent of Parent in excess of $925,000." Section 1.11(d) is hereby amended by deleting $36,660,000 each time it appears and substituting the phrase "the Benefits Threshold" therefore. Section 1.11(d) is further amended by adding a sentence to the end of Section 1.11(d) that reads as follows: "The 'Benefits Threshold' shall be the sum of (i) $36,660,000 and (ii)
               ------------------
product of (x) the lesser of (A) 123,000 and (B) the number of performance units outstanding under the Incentive Plan as of the time payments are made thereunder pursuant to Section 4.3(b) multiplied by (y) the excess, if any,

(which may be zero) of (A) the lesser of (1) $90.67 and (2) the lowest actual share price used by the Company to calculate payments under the Incentive Plan made pursuant to Section 4.3(b) with respect to performance units outstanding thereunder over (B) $82.02."

     5.  Deletion of Section 1.11(j).  Section 1.11(j) is hereby deleted in its
         ---------------------------
entirety.

     6.  Amendments to Various Sections.  Sections 1.11(b), 1.11(c), 2.4(a),
         ------------------------------
2.4(b), 2.5(c) and 2.5(d) are each hereby amended by deleting the phrase ", the Asset Disposition" therefrom each time it appears. In addition, Section 1.11(c) is hereby amended by removing ", other than Excluded Liabilities" therefrom.

     7.  Amendment to Section 2.4(b).  Section 2.4(b) is hereby amended by
         ---------------------------
deleting therefrom all of the words following "approve and adopt this" and substituting "Agreement and the Merger" therefor.

     8.  Amendments to Section 2.7(c).  Section 2.7(c) is amended by deleting
         ----------------------------
from the first sentence thereof the phrase "including cash and cash equivalents included in the Excluded Assets."

     9.  Amendment to Section 2.9.  Section 2.9 is hereby amended by deleting
         ------------------------
"or (e) Excluded Liabilities" in the first sentence and substituting "or (e) liabilities of Subsidiaries of the Company other than WRV for which neither the Company nor WRV (i) provides credit support for or guarantees the payment or performance of or (ii) is otherwise directly or indirectly liable or responsible for." Section 2.9 is further amended hereby by deleting the second sentence.

     10. Amendment to Section 2.11.  Section 2.11 is hereby amended by deleting
         -------------------------
"and the Asset Disposition" therefrom.

     11. Amendment to Section 2.14.  Section 2.14 is hereby amended by inserting
         -------------------------
"Hanover, JKR," between "WRV," and "CCC" and by adding a second sentence that reads as follows: "Immediately before the Effective Time, each of WRV, Hanover and JKR shall be direct wholly-owned subsidiaries of the Company and CCC shall be a direct subsidiary of WRV."

     12. Amendment to Sections 4.1(c) and 4.1(d).  Each of Sections 4.1(c) and
         ---------------------------------------
4.1(d) are hereby amended by deleting all of the words after and including "provided, however," in each such section.

     13. Amendment to Section 4.1(e).  Section 4.1(e) is hereby amended by (a)
         ---------------------------
deleting the phrase ",and except for acquisitions by the Company which do not in the aggregate consist of more than $20,000,000 of consideration paid by the Company," (b) deleting clauses (vi) and (vii) in their entirety, and (c) inserting "or" before the phrase "(v) enter into."

     14. Amendment to Section 4.2(a).  Section 4.2(a) is hereby amended by
         ---------------------------
deleting "and the Asset Disposition" from the last sentence thereof.

     15. Amendment to Section 4.11.  Section 4.11 is hereby amended to read in
         -------------------------
its entirety
as follows:  "[Reserved]".

     16. Amendment to Section 5.3.  The first sentence of Section 5.3 is hereby
         ------------------------
amended by deleting "the Asset Disposition," therefrom.

     17. Amendment to Section 6.1(a).  Section 6.1(a) is hereby amended by
         ---------------------------
deleting "and the Asset Disposition" therefrom.

     18. Amendment to Section 6.1(d).  Section 6.1(d) is hereby amended by
         ---------------------------
replacing the phrase ", and the consideration to be received by the Company in the Asset Disposition, are" with "is."

     19. Amendment to Section 6.2(d).  Section 6.2(d) is hereby amended by
         --------------------------
deleting the phrase "from the Historic Public Trading Price" and substituting therefore the phrase "the last public trading prices on March 31, 1998;" provided, however, if Parent is delivered a Voting Agreement within five (5)
--------  -------
calendar days of the date of this Amendment in substantially the form attached hereto as Exhibit 1 satisfactory to Parent, executed by each of John J. Byrne, Patrick M. Byrne, Robert Marto, each other director and officer of the Company who beneficially owns or has the right to vote equity securities of the Company and any affiliates of the foregoing that beneficially owns or has the right to vote equity securities of the Company, then Section 6.2(d) instead shall be amended by deleting the phrase "including without limitation a" and substituting therefor the phrase "excluding any" and by inserting after the words "Northwest Airlines Corp." the phrase "but including any event or change in circumstances affecting or relating to the business, financial condition, assets or results of operations of Northwest Airlines Corp., Cross Timbers Oil Company, CCC or CCC's Subsidiaries that may have caused any such decrease."

     20. Deletion of Section 6.2(g).  Section 6.2(g) is hereby amended to read
         --------------------------
in its entirety as follows:  "[Reserved]."

     21. Amendment to Sections 7.1(b) and 7.1(d).  Each of Sections 7.1(b) and
         ---------------------------------------
7.1(d) are hereby amended by deleting "April 30" each time it appears and substituting "June 30" therefor.

     22. Amendment to Section 7.3(a).  Section 7.3(a) is hereby amended to read
         ---------------------------
in its entirety as follows:

         "(a) The Company shall pay Parent the sum of (i) Parent's, MergerCo's and Merger Sub's (including their affiliates) out-of-pocket expenses up to a maximum amount of $1.5 million and (ii) $15.0 million upon the termination of this Agreement by Parent, MergerCo, Merger Sub, the Company or WRV pursuant to Section 7.1(b) (unless the failure to consummate the Merger was solely as a result of a breach by Parent or MergerCo of its obligations under this Agreement), Section 7.1(c), Section 7.1(d) or
     Section 7.1(e).

     23. Amendment to Section 7.3(d).  Section 7.3(d) is hereby amended to
         ---------------------------
replace the words "payment of expenses" with "payments."

     24. Amendment to Section 8.4.  Section 8.4 is amended by deleting therefrom
         ------------------------
the following definitions: "Asset Disposition", "Excluded Assets", "Excluded Asset Price", "Excluded Liabilities" and "Purchasing LLC."

     25. Deletion of Exhibit A.  Exhibit A is hereby deleted in its entirety.
         ---------------------

     26. The representations and warranties made in Section 2.4 of the Merger Agreement are hereby made by the Company to Parent and MergerCo. as of the date of this Amendment with references to the "Agreement" in such section being read as references to the "Merger Agreement" as amended hereby.

     27. Except as otherwise amended hereby, all provisions of the Merger Agreement will remain in full force and effect.

     28. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    WHITE RIVER CORPORATION


                                    By: /s/ Gordon S. Macklin
                                       --------------------------------------
                                    Title: President and CEO


                                    WHITE RIVER VENTURES, INC.


                                    By: /s/ Gordon S. Macklin
                                       --------------------------------------
                                    Title: President and CEO

                                    DEMETER HOLDINGS CORPORATION


                                    By: /s/ Mark A. Rosen
                                       -----------------------------------------
                                    Title: Authorized signatory


                                    By: /s/ Michael Eisenson
                                       -----------------------------------------
                                    Title:  Authorized signatory


                                    WRC MERGER CORP.


                                    By: /s/ Mark A. Rosen
                                       -----------------------------------------
                                    Title:  Authorized signatory



                                    By: /s/ Michael Eisenson
                                       ----------------------------------------
                                    Title: President and CEO


                                    WRV MERGER CORP.


                                    By: /s/ Mark A. Rosen
                                       -----------------------------------------
                                    Title:  Authorized signatory



                                    By: /s/ Michael Eisenson
                                       ----------------------------------------
                                    Title: President and CEO

                               VOTING AGREEMENT

      This VOTING AGREEMENT dated as of April 11, 1998 is made among WRC Merger Co., a Delaware corporation ("MergerCo"), White River Corporation, a Delaware
                              --------
corporation (the "Company"), and the stockholders of the Company set forth on
                  -------
Schedule 1 hereto (collectively, the "Stockholders").  All capitalized terms
                                      ------------
used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Agreement and Plan of Merger dated as of December 11, 1997 between the Company, MergerCo, Demeter Holdings Corporation, a Massachusetts corporation, WRV Merger Corp., a Delaware corporation ("Merger
                                                                      ------
Sub"), and White River Ventures, a Delaware corporation ("WRV"), as amended on
                                                          ---
April 6, 1998 (such Amended and Restated Agreement and Plan of Merger as amended, the "Merger Agreement" and such amendment, the "Amendment").
              ----------------                           ---------

                                   RECITALS:
                                   --------

      WHEREAS, the Stockholders directly or Beneficially Own (as defined in
Section 1.01) as (i) the number of shares of common stock, par value $0.01 per share, of the Company (the "Company Stock") set forth on Schedule 1 hereto;
                            -------------

      WHEREAS, pursuant to the Merger Agreement, MergerCo will be merged with and into the Company (the "Merger") with the Company being the surviving
                           ------
corporation in the Merger, and Merger Sub will be merged with and into WRV with WRV being the surviving corporation in the merger; and

      WHEREAS, as an inducement and a condition to entering into the Amendment, MergerCo required that the Stockholders agree, and the Stockholders have agreed,
(i) to vote their shares of Company Stock in accordance with, and grant a proxy pursuant to, Article II hereof, (ii) to not sell, transfer or otherwise dispose of their shares of Company Stock other than at the Effective Time and (iii) to cooperate in and support the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      29. DEFINITIONS

      a.  For purposes of this Agreement:

      i.  "Beneficially Own" or "Beneficial Ownership" with respect to any
           ----------------      --------------------
securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of

Section 13(d)(3) of the Exchange Act.

      ii. "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

      iii "Person" shall mean an individual, corporation, partnership, joint
           ------
venture, association, trust, incorporated organization or other entity.

      iv. "Shares" shall mean all shares of Company Stock currently
           ------
Beneficially Owned or held of record by any Stockholder.

      30. VOTING AGREEMENT

      a. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote all or cause to be voted the shares of Company Stock that it owns directly or Beneficially Owns on the record date of any such vote: (i) in favor of the Merger and the transactions contemplated by the Merger Agreement, the adoption of the Merger Agreement and the approval of the terms thereof and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any merger, consolidation or other business combination involving the Company or its Subsidiaries; (2) a sale, lease or transfer of a material amount of the stock or assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries that under applicable law requires the approval of the Company's stockholders; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation that under applicable law requires the approval of the Company's stockholders; (c) any other material change in the Company's corporate structure or business that under applicable law requires the approval of the Company's stockholders; or (d) any other action that under applicable law requires the approval of the Company's stockholders which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

      b. Irrevocable Proxy. EACH STOCKHOLDER HEREBY GRANTS TO AND APPOINTS MERGERCO AND THE PRESIDENT OF MERGERCO AND THE TREASURER OF MERGERCO, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERGERCO, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF MERGERCO, AND ANY OTHER DESIGNEE OF MERGERCO, AND EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SHARES OF COMPANY STOCK DIRECTLY OR BENEFICIALLY OWNED BY SUCH STOCKHOLDER SOLELY WITH RESPECT TO THE MATTERS IN CLAUSES (i) and (ii) OF, AND SOLELY IN ACCORDANCE WITH, SECTION 2.01 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE

IRREVOCABLE, AND EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SHARES OF COMPANY STOCK DIRECTLY OR BENEFICIALLY OWNED BY SUCH STOCKHOLDER.

      31. COVENANTS OF THE STOCKHOLDERS

      a. No Solicitation. Each Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries regarding the making of any Acquisition Proposal (as defined in the Merger Agreement) or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or affiliates (other than the Company) to take any such action unless such action or actions would be permissible under
Section 4.2(b) of the Merger Agreement if undertaken by the Board of Directors of the Company. Each Stockholder will, except as explicitly permitted pursuant to Section 4.2(b) of the Merger Agreement, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Nothing contained in this Section 3.01 shall prevent the Board of Directors of the Company from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement or the Merger Agreement, provided the Board of Directors of the Company determines in good faith (upon written advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

      b. Restriction on Transfer and Non-Interference. Except as applicable in connection with the transactions contemplated by the Merger Agreement or Article II hereof, no Stockholder shall, directly or indirectly (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to, an offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Shares or any interest therein or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing such Stockholder's obligations under this Agreement.

      c. Cooperation; Further Assistance. From time to time, at the request of MergerCo and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to carry out, in the most expeditious manner practicable, the provisions of this Agreement and the Merger Agreement. Subject to the last sentence of Section 3.01, the Company and the Stockholder agree to cooperate in and support the consummation of the transactions contemplated by the Merger Agreement.

      32. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each Stockholder represents and warrants to MergerCo that:

      d. Ownership of Shares; Voting Power. The Stockholder is the record or Beneficial Owner of the number of Shares shown next to such Stockholder's name on Schedule 1 hereto, and on the date hereof such Shares constitute all of the Shares of Company Stock owned of record or Beneficially Owned by the Stockholder; the Stockholder has good title to all of such Shares, free of all claims, liens, options, charges, security interests or other legal or equitable rights and encumbrances (other than any of the foregoing arising out of an action or omission of MergerCo) of whatsoever nature, and with no restriction on the voting rights pertaining thereto; and the Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in
Article II hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

      e. Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement and the execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

      f. No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to the Stockholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party's right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

      g. No Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement.

      h. Reliance by MergerCo. The Stockholder understands and acknowledges that MergerCo's willingness to enter into the Amendment is subject to the Stockholder's execution and delivery of this Agreement and the Stockholder's performance of all of its obligations hereunder.

      33. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to MergerCo and the Stockholders that the Company has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      34. MISCELLANEOUS

      i. Termination. Except as provided in Section 6.12 hereof, this Agreement shall terminate on and be of no further force or effect upon the termination of the Merger Agreement for any reason; provided, however, that the termination of this Agreement shall not relieve any party hereto from any liability or obligation in respect of any breach of this Agreement by such party prior to the termination of this Agreement.

      j. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      k. Certain Events. The Stockholders agree that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

      l. Assignment. This Agreement shall not be assigned by the Stockholders or the Company by operation of law or otherwise without the prior written consent of MergerCo.

      m. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the relevant parties hereto, delivered as follows:

      If to any Stockholder, to such Stockholder at its respective address indicated on Schedule 1 hereto.

      If to MergerCo:               WRC Merger Corp.
                                    c/o Harvard Private Capital Group, Inc.
                                    600 Atlantic Avenue, 26th Floor
                                    Boston, MA  02210
                                    (617) 523-4400 (telephone)
                                    (617) 523-1063 (telecopier)
                                    Attn:  Michael R. Eisenson

      copy to:                      Ropes & Gray
                                    One International Place
                                    Boston, MA  02110
                                    (617) 951-7000 (telephone)
                                    (617) 951-7050 (telecopier)
                                    Attn:  Larry J. Rowe, Esq.

      If to Company:                White River Corporation
                                    Two Gannett Drive, Suite 200
                                    White Plains, NY  10604
                                    (914) 251-0237 (telephone)
                                    (914) 251-0313 (telecopier)
                                    Attn:  Michael E.B. Spicer

      copy to:                      LeBoeuf, Lamb, Greeve & MacRae, L.L.P.
                                    125 West 55th Street
                                    New York, NY  10019
                                    (212) 424-8000 (telephone)
                                    (212) 424-8500 (telecopier)
                                    Attn:  Alexander M. Dye, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      n. Severability. Whenever possible, each provision or portion of any provisions of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions or portion of any provision had never been contained herein.

      o. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      p. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      q. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

      r. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      s. Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

      t. Survival of Representations and Warranties. All representations and warranties contained herein which are made by the parties hereto shall survive the Effective Time and the termination of this Agreement.

      u. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      v. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

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

      IN WITNESS WHEREOF, MergerCo, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.


                        WRC MERGER CORP.


                        By:_____________________________
                        Name:
                        Title:

                        WHITE RIVER CORPORATION


                        By:_____________________________
                        Name:
                        Title:

                        ________________________________
                        John J. Byrne

                        ________________________________
                        Patrick M. Byrne

                        ________________________________
                        Robert Marto

                        ________________________________
                        Name:

                        ________________________________
                        Name:

                        ________________________________
                        Name:

                        ________________________________
                        Name:
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                                                                      Schedule 1
                                                                      ----------

                                 STOCKHOLDERS

Name and Address of Stockholder               Shares of Company Stock Held
-------------------------------               ----------------------------